UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 11, 2023

Date of Report (Date of earliest event reported)

MUNCY COLUMBIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

232 East Street, Bloomsburg, Pennsylvania 17815
(Address of principal executive offices) (Zip Code)

(570) 784-4400
Registrant’s telephone number, including area code

CCFNB Bancorp, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01               Completion of Acquisition or Disposition of Assets.

On November 11, 2023, CCFNB Bancorp, Inc. (“CCFNB”) completed its previously announced merger with Muncy Bank Financial, Inc. (“MBF”) pursuant to an Agreement and Plan of Merger, dated as of April 17, 2023, as amended June 21, 2023 (the “Merger Agreement”), by and between CCFNB and MBF. Under the terms of the Merger Agreement, (i) MBF merged with and into CCFNB, with CCFNB being the surviving entity, and (ii) MBF’s wholly-owned banking subsidiary, The Muncy Bank and Trust Company (“Muncy Bank”) merged with and into CCFNB’s wholly-owned banking subsidiary, First Columbia Bank & Trust Co. (“First Columbia Bank”), with First Columbia Bank being the surviving bank (the “Mergers”). In connection with the Mergers, CCFNB changed its name to Muncy Columbia Financial Corporation (“MCFC”), and First Columbia Bank changed its name to Journey Bank.

Pursuant to the Merger Agreement, for each share of MBF common stock, MBF shareholders will receive 0.9259 shares of MCFC common stock and will receive cash in lieu of fractional shares. The total consideration payable to MBF shareholders is comprised of an aggregate of approximately 1.49 million shares of MCFC common stock and cash in lieu of fractional shares.

A copy of MCFC’s press release dated November 15, 2023, announcing the completion of the Mergers is attached hereto as Exhibit 99.1.

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was included as Annex A to CCFNB’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 29, 2023, and is incorporated by reference herein.

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with and effective upon completion of the Mergers and in accordance with the terms of the Merger Agreement, the Board of Directors of MCFC (the “Board”) appointed the following “New Directors” to the Board: Robert J. Glunk and Stephen M. Tasselli to Class 1 for terms expiring in 2026; Robert P. Hager, Bonnie M. Tompkins and J. Howard Langdon to Class 2 for terms expiring in 2025; and Todd M. Arthur, Robert M. Rabb and David E. Wallis to Class 3 for terms expiring in 2024. Mr. Arthur has been appointed to the Loan, Risk and Executive, Governance, Nominating and Salary committees. Mr. Hager has been appointed to the ALCO, Loan and Audit committees. Mr. Langdon has been appointed to the ALCO, Loan and Risk committees. Mr. Tasselli has been appointed to the ALCO, Loan and Executive, Governance, Nominating and Salary committees. Ms. Tompkins has been appointed to the Risk, Audit, Executive, Governance, Nominating and Salary, and Trust committees.

The New Directors will be nominated by the Board to stand for re-election to one additional term when the initial term of the Class to which he or she was appointed expires. In addition, if any New Director vacancy occurs during an initial term or the first additional term of the Class affected by the vacancy, the vacancy generally will be filled by the selection of the remaining New Directors.

MCFC has banking and other transactions in the ordinary course of business with the New Directors and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions do not involve more than the normal risk of collectability or present other unfavorable features to MCFC.

As non-employee members of the Board, the New Directors (other than Mr. Glunk) will each be entitled to receive (i) a $1,550 per month retainer fee; (ii) a $700 per month board fee; (iii) a $350 per committee meeting fee; (iv) a $450 per special meeting fee; (v) a $600 per meeting chair fee in lieu of the standard committee meeting fee (except as set forth in (vi) and (vii)); (vi) a $6,000 annual fee for the independent lead director; and (vii) a $12,000 annual fee for the Audit Committee chair.

In connection with and effective upon completion of the Merger, and in accordance with the terms of the Merger Agreement, Lance O. Diehl (age 57), CCFNB’s President and Chief Executive Officer since 2003, will become Chairman of the Board, President and Chief Executive Officer of MCFC and Executive Chairman of Journey Bank; Robert J. Glunk (age 59), MBF’s Chairman of the Board, President and Chief Executive Officer since 2015, will become Senior Executive Vice President and Chief Operating Officer of MCFC and President and Chief Executive Officer of Journey Bank; Joseph K. O’Neill, Jr. (age 40), MBF’s Senior Vice President and Chief Financial Officer since 2020 and a certified public accountant prior thereto, will become Executive Vice President and Chief Financial Officer of MCFC and Journey Bank, replacing Jeffrey T. Arnold in those roles; and Mr. Arnold (age 56) Executive Vice President and Chief Financial Officer of CCFNB since 2008, will become Executive Vice President and Treasurer of MCFC and Senior Executive Vice President of Finance and Risk Management of Journey Bank. Officer appointments extend until the next successive annual reorganization meeting of the Board of Directors and the appointment of the officer’s successor.

In connection with the Mergers, Mr. Glunk entered into an Employment Agreement with MCFC and Journey Bank, to be effective as of the effective date of the Mergers, employing him as Senior Executive Vice President and Chief Operating Officer of MCFC and President and Chief Executive Officer of Journey Bank. The agreement has a term of five years and will renew for another term of three years unless either party gives notice to the other of renewal, and provides for an initial salary of $375,000 per year. Following a change in control of MCFC or Journey Bank, if Mr. Glunk’s employment is terminated other than for cause, disability or death, or if Mr. Glunk terminates his employment for good reason, in either case within two years of the date of the change in control, he will be entitled to receive a payment equal to 2.99 times the sum of his salary and the highest bonus paid to him in the three prior calendar years, and shall also be entitled to continue to participate in all employee benefits for a period of 36 months. If Mr. Glunk’s employment is involuntarily terminated other than for cause or if he terminates his employment for good reason and there has been no change in control, Mr. Glunk will be entitled to an amount equal to two times his base salary and shall also be entitled to participate in all employee benefits for a period of 24 months. In the agreement, Mr. Glunk also has agreed to waive his right to accelerate the accrual of retirement benefit payments under his supplemental executive retirement plan (“SERP”) with Muncy Bank, dated May 17, 2016, as amended, that would otherwise have been triggered by the Mergers, in consideration for which MCFC agreed to pay to Mr. Glunk, within 10 days after the Mergers become effective, $375,000, and agreed to assume all future obligations under the SERP. In the employment agreement, Mr. Glunk agreed not to solicit employees or customers of MCFC and its affiliates or to compete with MCFC and its affiliates for 24 months after termination of his employment for any reason.

In connection with the Mergers, Journey Bank has assumed the obligations of Muncy Bank under Mr. Glunk’s SERP. The annual normal retirement benefit of $150,000 is payable in equal monthly installments for fifteen years, commencing on the first day of the month following the date of termination of Mr. Glunk’s employment after he attains the normal retirement age of 65; however, in the event of a change in control prior to attaining the normal retirement age, Mr. Glunk is entitled to receive an annual benefit, estimated as of December 1, 2023, of $113,306, paid in equal monthly installments for fifteen years, commencing the month following separation from service. The SERP provides that Mr. Glunk cannot solicit employees or clients or compete with MCFC or Journey Bank for two years after he begins receiving payments under the SERP (which is reduced to 1 year in the event of a change in control and does not include a noncompete).

In connection with the Mergers, Mr. O’Neill entered into an Employment Agreement with MCFC and Journey Bank, to be effective as of the effective date of the Mergers, employing him as Executive Vice President and Chief Financial Officer of MCFC and Journey Bank. The agreement has a term of one year and renews annually for successive one year periods unless either party gives notice of nonrenewal, and provides for an initial salary of $175,000 per year. Following a change in control of MCFC or Journey Bank, if Mr. O’Neill’s employment is terminated other than for cause, disability or death, or if Mr. O’Neill terminates his employment for good reason, in either case within two years of the date of the change in control, he will be entitled to receive a payment equal to two times the sum of his salary and the highest bonus paid to him in the three prior calendar years, and shall also be entitled to continue to participate in all employee benefits for a period of 24 months. If Mr. O’Neill’s employment is involuntarily terminated other than for cause or if he terminates his employment for good reason and there has been no change in control, Mr. O’Neill will be entitled to an amount equal to two times his base salary and shall also be entitled to participate in all employee benefits for a period of 24 months. In the agreement, Mr. O’Neill also has agreed to waive his right to accelerate the accrual of retirement benefit payments under his supplemental executive retirement plan (the “SERP”) with Muncy Bank, dated September 24, 2020, that would otherwise have been triggered by the Mergers, in consideration for which MCFC agreed to pay to Mr. O’Neill, within 10 days after the Mergers become effective, $25,000, and agreed to assume all future obligations under the SERP, and to amend the normal retirement age under the SERP from 65 to 60 years. In the employment agreement, Mr. O’Neill agreed not to solicit employees or customers of MCFC and its affiliates or to compete with MCFC and its affiliates for 24 months after termination of his employment for any reason.

In connection with the Mergers, Journey Bank has assumed the obligations of Muncy Bank under Mr. O’Neill’s SERP. The annual normal retirement benefit of $100,000 is payable in equal monthly installments for fifteen years, commencing on the first day of the month following the date of termination of Mr. O’Neill’s employment after he attains the normal retirement age of 60; however, in the event of a change in control prior to attaining the normal retirement age, Mr. O’Neill is entitled to receive an annual benefit, estimated as of November 1, 2023, of $46,848, paid in equal monthly installments for fifteen years, commencing the month following separation from service. The SERP provides that Mr. O’Neill cannot solicit employees or clients or compete with MCFC or Journey Bank for two years after he begins receiving payments under the SERP (which is reduced to 1 year in the event of a change in control and does not include a noncompete).

Item 5.03.               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Mergers and pursuant to the Merger Agreement, CCFNB amended its articles of incorporation to change its name to “Muncy Columbia Financial Corporation.” The name change was effective on November 11, 2023.

On November 15, 2023, MCFC amended its articles of incorporation by adding an article 17 providing that any or all classes and series of shares may be uncertificated shares.

Item 9.01               Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro-Forma Financial Information.

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as April 17, 2023, as amended June 21, 2023, by and between CCFNB Bancorp, Inc. and Muncy Bank Financial, Inc. (incorporated by reference to Annex A to the joint proxy statement/prospectus included in the registrant’s Registration Statement on Form S-4 (File No. 333-273023) filed on June 29, 2023)

3.1	Amended and Restated Articles of Incorporation, as amended

10.1	Employment Agreement dated as of April 17, 2023, by and among CCFNB Bancorp, Inc., First Columbia Bank & Trust Co. and Robert J. Glunk (incorporated by reference to Exhibit 10.2 in registrant’s Registration Statement on Form S-4 (File No. 333-273023) filed on June 29, 2023

10.2	Employment Agreement dated as of April 17, 2023, by and among CCFNB Bancorp, Inc., First Columbia Bank & Trust Co. and Joseph K. O’Neill, Jr. (incorporated by reference to Exhibit 10.4 in registrant’s Registration Statement on Form S-4 (File No. 333-273023) filed on June 29, 2023)
10.3	Supplemental Executive Retirement Agreement dated May 17, 2016, as amended, by and between Journey Bank, as successor by merger to The Muncy Bank and Trust Company, and Robert J. Glunk
10.4	Supplemental Executive Retirement Agreement dated September 24, 2020, as amended, by and between Journey Bank, as successor by merger to The Muncy Bank and Trust Company, and Joseph K. O’Neill, Jr.
99.1	Press Release announcing completion of merger dated November 15, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUNCY COLUMBIA FINANCIAL CORPORATION

Dated: November 16, 2023

By:	/s/ Jeffrey T. Arnold
Jeffrey T. Arnold
Executive Vice President and Treasurer